MANAGERS AMG FUNDS

Amendment No. 27 to Master Trust Agreement

CERTIFICATE AND INSTRUMENT OF AMENDMENT

December 13, 2013

The undersigned, constituting at least a majority of the Trustees of Managers AMG Funds (the “Trust”), do hereby amend the Master Trust Agreement of the Trust dated June 18, 1999, as amended from time to time (the “Master Trust Agreement”), as follows:

WHEREAS, Section 4.1 of the Master Trust Agreement provides that the Trustees shall have exclusive power, without the requirement of shareholder approval, to establish and designate separate and distinct series and to issue classes of shares of any series or divide the shares of any series into classes; and

WHEREAS, The Trustees desire to designate and establish additional series and classes of shares.

NOW, THEREFORE, the Master Trust Agreement is hereby amended, effective immediately, as follows:

The first paragraph of Section 4.2 of the Master Trust Agreement of the Trust be, and it hereby is, amended and restated in its entirety as set forth below:

“Section 4.2 Establishment and Designation of Sub-Trusts and Classes. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts and classes, the Trustees hereby establish and designate the following Sub-Trusts thereof, each of which shall consist of a single class except as otherwise specified herein: (1) Essex Small/Micro Cap Growth Fund, which shall consist of one class, Investor Class shares; (2) Systematic Value Fund, which shall consist of two classes, Investor Class and Institutional Class shares; (3) TimesSquare Mid Cap Growth Fund, which shall consist of two classes, Institutional Shares and Premier Shares; (4) TimesSquare Small Cap Growth Fund, which shall consist of two classes, Institutional Shares and Premier Shares; (5) Systematic Mid Cap Value Fund, which shall consist of three classes, Investor Class, Service Class and Institutional Class shares; (6) Skyline Special Equities Portfolio; (7) GW&K Small Cap Equity Fund, which shall consist of three classes, Service Class shares, Investor Class shares and Institutional Class shares; (8) GW&K Municipal Enhanced Yield Fund, which shall consist of three classes, Service Class shares, Investor Class shares and Institutional Class shares; (9) Renaissance Large Cap Growth Fund, which shall consist of three classes, Service Class shares, Investor Class shares and Institutional Class shares; (10) GW&K Municipal Bond Fund, which shall consist of three classes, Service Class shares, Investor Class shares and Institutional Class shares; (11) Trilogy

International Small Cap Fund, which shall consist of three classes, Service Class shares, Investor Class shares and Institutional Class shares; (12) Trilogy Global Equity Fund, which shall consist of three classes, Service Class shares, Investor Class shares and Institutional Class shares; (13) Trilogy Emerging Markets Equity Fund, which shall consist of three classes, Service Class shares, Investor Class shares and Institutional Class shares; (14) Yacktman Focused Fund, which shall consist of three classes, Service Class shares, Investor Class shares and Institutional Class shares; (15) Yacktman Fund, which shall consist of three classes, Service Class shares, Investor Class shares and Institutional Class shares; (16) TimesSquare International Small Cap Fund, which shall consist of two classes, Institutional Class shares and Premier Class shares; (17) Yacktman Special Opportunities Fund, which shall consist of three classes, Service Class shares, Investor Class shares and Institutional Class shares; (18) SouthernSun Small Cap Fund, which shall consist of two classes, Investor Class shares and Institutional Class shares; and (19) SouthernSun U.S. Equity Fund, which shall consist of three classes, Investor Class shares, Institutional Class shares and Class C shares. The Shares of such Sub-Trusts and any Shares of any further Sub-Trust or class that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust or class at the time of establishing and designating the same) have the following relative rights and preferences:”

The foregoing amendment may be signed in counterparts with the same effect as if all signatories had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date first set forth above.

/s/ Bruce B. Bingham	/s/ Christine C. Carsman
Bruce B. Bingham	Christine C. Carsman

/s/ William E. Chapman, II	/s/ Edward J. Kaier
William E. Chapman, II	Edward J. Kaier

/s/ Kurt Keilhacker	/s/ Steven J. Paggioli
Kurt Keilhacker	Steven J. Paggioli

/s/ Richard F. Powers III	/s/ Eric Rakowski
Richard F. Powers III	Eric Rakowski

/s/ Victoria Sassine	/s/ Thomas R. Schneeweis
Victoria Sassine	Thomas R. Schneeweis